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                                                                   EXHIBIT 23.2

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of the Registration Statement on Form S-1 filed by Signature Resorts, Inc. on June 27, 1997 pursuant to Rule 415 under the Securities Act of 1933, as amended, to register 4,959,548 shares of common stock, $0.01 par value, to be offered by certain selling stockholders.

                                          Arthur Andersen LLP

June 27, 1997
Orlando, Florida